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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

      Registration Statement (Form S-8 No. 333-70625) pertaining to the Corrections Corporation of America (formerly Prison Realty Trust) Amended and Restated 1997 Employee Share Incentive Plan,

      Registration Statement (Form S-4 No. 333-41778) pertaining to the merger of Corrections Corporation of America, a Tennessee corporation, with and into CCA of Tennessee, Inc.,

      Registration Statement (Form S-8 No. 333-69352) pertaining to the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,

      Registration Statement (Form S-8 No. 333-115492) pertaining to the registration of additional shares for the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,

      Registration Statement (Form S-8 No. 333-115493) pertaining to the Corrections Corporation of America Non-Employee Directors' Compensation Plan,

      Registration Statement (Form S-8 No. 333-69358) pertaining to the Corrections Corporation of America 401(k) Savings and Retirement Plan, and

      Registration Statement (Form S-3/A No. 333-104240) pertaining to a shelf registration of debt securities, guarantees of debt securities, preferred stock, common stock, or warrants, and pertaining to certain shares of common stock registered on behalf of a selling shareholder;

of our reports dated March 4, 2005, with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries, Corrections Corporation of America and Subsidiaries' management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Corrections Corporation of America and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           Ernst & Young LLP

Nashville, Tennessee
March 4, 2005